Exhibit 99.1

     HERCULES TECHNOLOGY ANNOUNCES FOURTH QUARTER AND 2005 FINANCIAL RESULTS

        HERCULES ORIGINATES $211 MILLION OF NEW DEBT COMMITMENTS IN 2005

    PALO ALTO, Calif., Feb. 1 /PRNewswire-FirstCall/ -- Hercules Technology Growth Capital, Inc. (Nasdaq: HTGC), a leading debt and equity growth capital provider to technology and life science companies, today announced financial results for the fourth quarter and year ended Dec. 31, 2005.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20050609/SFTH149LOGO)

    Highlights for the Fourth Quarter ended Dec. 31, 2005

    -- Debt commitments totaled $75.5 million to nine new companies
    -- Debt fundings totaled approximately $63.0 million to 12 companies
    -- Two portfolio companies fully repaid outstanding loans totaling $12.5 million
    -- New equity investments totaled $250,000 to one existing portfolio company -- Exercised a warrant in one public company and sold a portion of the position for a realized gain of $482,000, and recognized an unrealized gain of $1.1 million on the remaining shares as of year end
    -- Recognized an unrealized loss of $3.3 million on the write down of one portfolio company
    -- Fair value of the company's investment portfolio at Dec. 31, 2005 was approximately $176.7 million, representing investments in 31 portfolio companies
    -- Net investment income (NII) was approximately $941,000, or $0.10 per share, including FAS 123R expense
    -- Net income before income tax for the quarter was approximately $55,000, or $0.01 per share
    -- Taxable income for the quarter, as adjusted for tax purposes by deferred revenue, utilization of the net operating loss carryforward, timing differences for book and tax, and the impact of FAS 123R expense was approximately $2.5 million, or $0.26 per share, based on 9.8 million weighted shares outstanding
    -- Net assets were approximately $114.4 million, or $11.67 per share
    -- Declared and paid a distribution of $0.025 per share on Nov. 17, 2005
    -- Declared a second distribution of $0.30 per share that was paid on Jan.
       27, 2006

Highlights for the Year ended Dec. 31, 2005

    -- Revenues for 2005 were approximately $10.7 million, up from $214,000 in
       2004
    -- Successfully completed IPO in June 2005 with net proceeds to the company of approximately $71.0 million
    -- Obtained $125.0 million in credit facilities from two providers
    -- Total new gross debt commitments were $211.0 million to 28 new companies, bringing total debt commitments since inception to $227.7 million to 33 companies, including commitments to two portfolio companies that were cancelled upon loan repayment
    -- New gross debt fundings for 2005 totaled approximately $175.3 million to 28 companies, bringing total debt fundings since inception to $192.0 million to 33 companies, including two portfolio companies that fully repaid outstanding loans totaling $12.5 million
    -- Total unfunded debt commitments were $30.5 million as of Dec. 31, 2005
    -- New equity investments totaled $3.5 million to six existing portfolio companies, including the exercise of an option to convert $1.0 million of debt into equity
    -- Net investment income (NII) was $1.5 million, or $0.22 per share, including FAS 123R expense
    -- Recorded a gain on sale of approximately $482,000, attributed to a realized gain on the sale of shares in one portfolio company
    -- Net income before income tax for 2005 was approximately $2.4 million, or
       $0.34 per share
    -- Taxable income for the year, as adjusted for tax purposes by deferred revenue, utilization of the net operating loss carryforward, timing differences for book and tax, and the impact of FAS 123R expense, was approximately $5.2 million, or $0.75 per share, based on 6.9 million weighted shares outstanding
    -- Overall weighted average yield to maturity on the company's loan portfolio was 12.87 percent

    "I want to thank our entire team for their hard work in building shareholder value and for the terrific results they produced during the fourth quarter and throughout 2005," said Manuel Henriquez, Hercules Technology's chairman, president and CEO. "During the fourth quarter, we experienced positive developments with many of our portfolio companies. We are optimistic about our growing warrant and equity portfolio, representing over thirty venture backed technology and life sciences companies," said Henriquez.

    Portfolio and Investment Activity for the Fourth Quarter and Year ended Dec. 31, 2005

    During the fourth quarter, Hercules entered into agreements to provide debt funding of $75.5 million to nine new companies, including companies that had signed term sheets in the third and fourth quarters. These new commitments bring the company's total debt commitments to technology and life sciences companies to $211 million in 28 companies in 2005.

    During the fourth quarter, the company funded a total of $63.0 million in debt commitments to 12 companies, bringing the total amount funded in 2005 to $175.3 million in 33 portfolio companies. This includes loan repayments of $12.5 million in the fourth quarter from two portfolio companies.

    During the fourth quarter, Hercules participated in one new equity funding to an existing portfolio company, representing an investment of $250,000 in preferred equity securities, bringing total equity investments at fair value to $4.9 million at the end of 2005. This amount includes the exercise of a warrant in one public portfolio company with a fair value of approximately $1.3 million, including an unrealized gain of $1.1 million at Dec. 31, 2005.

    As of Dec. 31, 2005, the company's unfunded debt commitments totaled $30.5 million to six portfolio companies.

    The company's investment portfolio at fair value totaled $176.7 million at Dec. 31, 2005, compared with $130.4 million at Sept. 30, 2005. The net unrealized gain on the company's investment portfolio totaled $353,000 for 2005, including an unrealized loss from the write down on one portfolio company of $3.3 million.

    At Dec. 31, 2005, the overall weighted average yield to maturity on the company's loan portfolio was 12.87 percent.

    Funded debt investments to existing and new companies during the fourth quarter ended Dec. 31, 2005 included:

    1.  $5.0 million to Predicant Biosciences
    2.  $5.0 million to Parateck Pharmaceuticals
    3.  $4.0 million to Acceleron Pharmaceuticals
    4.  $4.5 million to Guava Technologies
    5.  $5.5 million to Xillix Technologies
    6.  $7.7 million to Wageworks, Inc.
    7.  $12.8 million to Cornice, Inc.
    8.  $2.0 million to Cradle Technologies
    9.  $5.0 million to Pathfire, Inc.
    10. $5.0 million to Optovia Corp.
    11. $1.5 million to Invoke Solutions
    12. $5.0 million to Atrenta, Inc.

    The company also made an equity investment of $250,000 in Wageworks, Inc. during the fourth quarter ended Dec. 31, 2005.

    Operating Results for the Fourth Quarter ended Dec. 31, 2005

    During the fourth quarter, investment income was $4.3 million, an increase of approximately $680,000, or 19 percent, compared with $3.7 million in the previous quarter.

    Interest expense and loan fees were $1.2 million during the fourth quarter, an increase of approximately $300,000 over the third quarter. The increase in interest expense and loan fees was primarily related to $51.0 million of new borrowings under the Citigroup credit facility.

    Operating expenses were $3.4 million, an increase of $0.6 million, from $2.8 million in the third quarter, primarily due to higher compensation expense.

    Net investment income for the fourth quarter remained steady at $0.9 million, compared with $0.9 million in the third quarter of 2005. Basic net investment income was $0.10 per share, based on 9.8 million weighted average shares outstanding, compared with $0.09 per share in the third quarter, based on
9.8 million weighted average shares outstanding.

    The net unrealized loss on investments was $1.4 million in the fourth quarter, compared with unrealized gains of $0.7 million in the third quarter. This net unrealized loss was the result of an unrealized loss of $3.3 million in one portfolio company offset by net unrealized gains of approximately $1.9 million in the warrant and equity portfolio. Certain assets of this portfolio company were sold in Jan. 2006 from which Hercules received approximately $1.3 million in net proceeds upon disposition of the portfolio company's assets.

    The net loss in the fourth quarter was $200,000, compared with a net gain of $1.6 million in the third quarter. The net loss in the fourth quarter was primarily due to the unrealized loss in one portfolio company as noted previously and a tax provision of $255,000. Basic net loss was $0.02 per share, based on 9.8 million weighted average shares outstanding, compared with a net gain of $0.16 per share in the third quarter, based on 9.8 million weighted average shares outstanding.

    Taxable income was $2.5 million in the fourth quarter, as adjusted for tax purposes by deferred revenue, utilization of the net operating loss carryforward, timing differences for book and tax, and the impact of FAS 123R expense. Taxable income per share was $0.26, based on 9.8 million weighted average shares outstanding, compared with $0.10 per share in the third quarter, based on 9.8 million weighted average shares outstanding.

    Liquidity and Capital Resources

    At Dec. 31, 2005, net assets totaled $114.4 million, with a net asset value per share of $11.67.

    During the fourth quarter, we drew down $51 million under the credit facility with Citigroup. Proceeds from the loan advances were primarily used to fund additional loan investments.

    Portfolio Quality

    At Dec. 31, 2005, grading of the debt portfolio, excluding warrants and equity investments, was as follows:

    -- Grade 1 investments totaled approximately $9.9 million, or 5.9% of the total portfolio
    -- Grade 2 investments totaled approximately $145.5 million, or 87.3% of the total portfolio
    -- Grade 3 investments totaled approximately $5.5 million, or 3.3% of the total portfolio
    -- Grade 4 investments totaled approximately $4.6 million, or 2.7% of the total portfolio
    -- Grade 5 investments totaled approximately $1.3 million, or 0.8% of the total portfolio. Grade 5 investments were net of a write-off of approximately $3.3 million in the fourth quarter.

    The company's investments value had a weighted average investment rating of
2.05 at Dec. 31, 2005, compared with a weighted average investment rating of
2.17 at Sept. 30, 2005.

    Hercules continued to diversify its portfolio within the following technology and life sciences industries (percentages are approximate and reflect the portfolio at fair value as of Dec. 31, 2005):

    -- 25 percent in biopharmaceutical companies
    -- 19 percent in communications and networking companies
    -- 16 percent in software companies
    -- 11 percent in consumer and business products companies
    -- 10 percent in electronics and computer hardware
    --  8 percent in medical device and equipment companies
    --  6 percent in semiconductor companies
    --  5 percent in Internet companies

    Conference Call

    Hercules will host its fourth quarter 2005 financial results conference call today, Feb. 1, 2006 at 2 p.m. Pacific time (5 p.m. Eastern time).

    To listen to the call, dial (866) 362-4829 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial (888) 286-8010 and enter passcode 60316659.

    The Hercules financial results conference call will also be available via a live webcast on the investor relations section of the Hercules web site at http://www.herculestech.com . Please access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 12 months.

    About Hercules Technology Growth Capital

    Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialized finance company providing debt and equity growth capital to technology-related companies at all stages of development. The company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules focuses its investments in companies active in technology and technology-related industries such as computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure, Internet consumer and business services, telecommunications, and life sciences. The company's investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly traded or privately held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses.

    For more information, please visit http://www.herculestech.com . Companies interested in learning more about financing opportunities should contact info@herculestech.com or call 650-289-3060.

    Forward-Looking Statements

    The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expects," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of Hercules Technology Growth Capital, Inc. For these statements, Hercules claims the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. You should be aware that Hercules' actual results could differ materially from those contained in the forward-looking statements due to a number of risks and uncertainties affecting its business. Factors that may cause actual results to differ from forward-looking statements include Hercules' limited operating history as a business development company, the extent to which Hercules incurs debt to fund its investments, fluctuations in interest rates, the concentration of Hercules' investments in a limited number of emerging-growth or expansion stage technology-related companies, the illiquid nature of the securities Hercules' holds, the highly competitive market for investment opportunities in which Hercules operates and others discussed in Hercules' filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

                    HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
                       STATEMENT OF ASSETS AND LIABILITIES

                                                      December 31,
                                           ---------------------------------
                                                2005              2004
                                           ---------------   ---------------
Assets
Investments, at value (cost of
 $176,004,865 and $16,700,000,
 respectively)                             $   176,673,226   $    16,700,000
Deferred loan origination revenue               (2,729,982)         (285,232)
Cash and cash equivalents                       15,362,447         8,678,329
Interest receivable                              1,479,375            80,902
Prepaid expenses and other assets                1,310,594            20,942
Deferred Tax Asset                               1,454,000                --
Property and equipment, net                         77,673            35,231
Other assets                                        20,546             2,500

Total assets                                   193,647,879        25,232,672

Liabilities
Accounts payable                                   150,081             1,979
Income tax payable                               1,709,000                --
Accrued liabilities                              1,436,468           152,560
Short-term loan payable                         76,000,000                --

Total liabilities                               79,295,549           154,539

Net assets                                 $   114,352,330   $    25,078,133

Net assets consist of:
        Par value                          $         9,802   $         2,059
        Paid-in capital in excess of
         par value                             114,524,833        27,117,896
        Distributable earnings
         (Accumulated loss)                       (182,305)       (2,041,822)
Total net assets                           $   114,352,330   $    25,078,133

Shares of common stock outstanding
 ($0.001 par value, 30,000,000
 authorized)                                     9,801,965         2,059,270

Net asset value per share                  $         11.67   $         12.18

                    HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
                             STATEMENT OF OPERATIONS

                                                                                                Period from
                                                                                                February 2,
                                                                                                   2004
                                                                                              (commencement
                                                                                                    of
                                                 Three Months Ended              Year           operations)
                                                    December 31,                 Ended              to
                                           -------------------------------    December 31,     December 31,
                                                2005             2004             2005             2004
                                           --------------   --------------   --------------   --------------
Investment income:
  Interest                                 $    3,976,210   $      159,424   $    9,791,214   $      214,100
  Fees                                            363,638               --          875,429               --

Total investment income                         4,339,848          159,424       10,666,643          214,100
Operating expenses:
  Interest                                        770,319               --        1,800,536               --
  Loan fees                                       411,840               --        1,098,506               --
  Compensation and benefits                     1,353,860          480,647        3,705,784        1,164,504
  General and administrative                      797,410          191,869        2,261,434          388,885
  Stock-based compensation                         57,000           15,000          252,000          680,000
  Organization costs                                   --           15,000               --           15,000
  Depreciation                                      8,248            2,963           23,605            7,533

Total operating expenses                        3,398,677          705,479        9,141,865        2,255,922

Net investment income                             941,171         (546,055)       1,524,778       (2,041,822)

Net realized gain on
 investment                                       481,694               --          481,694               --
Net unrealized
 appreciation on
 investments                                   (1,367,389)              --          353,093               --

Net income before income
 tax                                               55,476         (546,055)       2,359,565       (2,041,822)
Income tax provision                             (255,000)              --         (255,000)              --
Net income (loss)                          $     (199,524)  $     (546,055)  $    2,104,565   $   (2,041,822)

Net investment loss per common share:
  Basic                                    $         0.10   $        (0.27)  $         0.22   $        (1.96)
  Diluted                                  $         0.09   $        (0.27)  $         0.22   $        (1.58)

Net income (loss) per common share:
  Basic                                    $        (0.02)  $        (0.27)  $         0.30   $        (1.96)
  Diluted                                  $        (0.02)  $        (0.27)  $         0.30   $        (1.58)

Weighted average shares
 outstanding
  Basic                                         9,802,000        2,059,000        6,939,000        1,043,000
  Diluted                                       9,917,000        2,059,000        7,016,000        1,293,000

SOURCE  Hercules Technology Growth Capital, Inc.
    -0-                             02/01/2006
    /CONTACT: David M. Lund, VP of Finance and Corporate Controller of Hercules Technology Growth Capital, Inc., +1-650-289-3077; or Deb Stapleton or Christina Carrabino, both of Stapleton Communications Inc., +1-650-470-0200, for Hercules Technology Growth Capital, Inc./

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